UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2005
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective December 13, 2005, Achim Stamm has resigned as the President and Chief Executive Officer of Aqua Society, Inc. (the “Company”). Mr. Stamm shall continue to serve in the capacities of Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Directors. There was no disagreement between Mr. Stamm and the Corporation regarding any matter relating to the Company’s operations, policies or practices.

In place of Mr. Stamm, Dr. Petrus (“Peter”) Augustinus Johannes Maria Lodestijn has been appointed as President and Chief Executive Officer. For the past 15 years, Mr. Lodestijn has been practicing as a lawyer in the Netherlands where he specializes in distribution agreements, licensing issues and intellectual property. The Company is currently in the process of finalizing a compensation agreement with Mr. Lodestijn. It is expected that Mr. Lodestijn will be paid a fee of approximately EURO 20,000 per month in addition to options and/or shares of the Company’s common stock.

A copy of the Company’s news release announcing the appointment of Mr. Lodestijn is attached as exhibit 99.1 to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release announcing appointment of new President and Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

Date: December 14, 2005	By:	/s/ Achim Stamm

ACHIM STAMM
Chief Financial Officer, Treasurer
and Secretary